EXHIBIT 5.1

[Clifford Chance US LLP Letterhead]

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019

TEL:  +1 212 878 8000
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www.cliffordchance.com

May 26, 2010

MFA Financial, Inc.
350 Park Avenue, 21st Floor
New York, New York 10022

Re:  Registration Statement on Form S-8 of MFA Financial, Inc.

Ladies and Gentlemen:

We have acted as counsel to MFA Financial, Inc., a Maryland corporation (the "Company"), in connection with the Company’s registration statement on Form S-8, as filed with the Securities and Exchange Commission (the "Commission") on May 26, 2010 (the "Registration Statement") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 10,000,000 shares (the "Shares") of the Company’s common stock, par value $0.01 per share, which may be issued from time to time pursuant to the Company’s 2010 Equity Compensation Plan (the "Plan").

In rendering the opinion expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate. As to factual matters relevant to the opinion set forth below, we have, with your permission, relied upon certificates of officers of the Company and public officials.

Based on the foregoing, and such other examination of law as we have deemed necessary, we are of the opinion that the Shares have been duly and validly authorized and, when issued and sold in the manner contemplated by the Registration Statement and the Plan, will be legally issued, fully paid and non assessable.

The opinion stated herein is limited to the Maryland General Corporation Law.  We do not express any opinion with respect to the law of any other jurisdiction or as to the effect of any such law on the opinion herein stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Clifford Chance US LLP